EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Bank of New York Company, Inc. of our report dated February 21, 2007, with respect to the consolidated financial statements of The Bank of New York Company, Inc. included in the 2006 Annual Report to Shareholders of The Bank of New York Company, Inc.

We also consent to the incorporation by reference of our report dated February 21, 2007, with respect to the consolidated financial statements of The Bank of New York Company, Inc. incorporated herein by reference, and our report dated February 21, 2007, with respect to The Bank of New York Company, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of The Bank of New York Company, Inc., included in this Annual Report on Form 10-K of The Bank of New York Company, Inc. in the following Registration Statements:

Registration Statement Number	Form	Description
No. 333-03811	S-3	Dividend Reinvestment and Stock Purchase Plan
No. 333-15951	S-3	Preferred Trust Securities in the amount of $700 million
No. 333-15951-01
No. 333-15951-02
No. 333-15951-03
No. 333-15951-04
No. 333-15951-05
No. 333-40837	S-3	Preferred Trust Securities in the amount of $500 million
No. 333-40837-01
No. 333-40837-02
No. 333-40837-03
No. 333-62516	S-3	Debt Securities, Preferred Stock, Common Stock, and Preferred Trust Securities in the amount of $1.6 billion
No. 333-62516-01
No. 333-62516-02
No. 333-62516-03
No. 333-62516-04
No. 333-70187	S-3	Debt Securities, Preferred Stock, Common Stock, and Preferred Trust Securities in the amount of $1.3 billion
No. 333-70187-01
No. 333-70187-02
No. 333-70187-03
No. 333-70187-04
No. 333-89586	S-3	Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Trust Preferred Securities in the amount of $2.4 billion
No. 333-89586-01
No. 333-89586-02
No. 333-89586-03
No. 333-89586-04
No. 333-103003	S-3	Debt Securities, Preferred Stock, Depositary Shares, Common Stock Equity Purchase Contracts, Equity Purchase Units, Warrants and Trust Preferred Securities in the amount of $2.2 billion
No. 333-103003-01
No. 333-103003-02
No. 333-103003-03
No. 333-103003-04
No. 333-116460	S-3	Debt Securities, Preferred Stock, Depositary Shares, Common Stock Equity Purchase Contracts, Equity Purchase Units, Warrants and Trust Preferred Securities in the amount of $2 billion
No. 333-116460-01
No. 333-116460-02
No. 333-116460-03

Registration Statement Number	Form	Description
No. 333-134738	S-3	Debt Securities, Preferred Stock, Depositary Shares, Common Stock Trust Preferred Securities
No. 333-134738-01
No. 333-134738-02
No. 333-134738-03
No. 333-134738-04
No. 333-134738-05
No. 333-78685	S-8	Employees’ Stock Purchase Plan, Employees’ Profit-Sharing Plan, 1993 Long-Term Incentive Plan and 1999 Long-Term Incentive Plan
No. 33-56863	S-8	Employees’ Stock Purchase Plan, Employees’ Profit-Sharing Plan and 1993 Long-Term Incentive Plan
No. 333-105229	S-8	2003 Long-Term Incentive Plan
No. 333-116923	S-8	The Retirement Savings Plan of Pershing LLC and the Retirement Savings Plan of BNY Brokerage, Inc.

New York, New York

February 21, 2007

/S/ ERNST & YOUNG LLP